UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2012

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania		18015-1360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

OraSure Technologies, Inc. (the “Company”) and Comerica Bank (“Comerica”) are parties to a Loan and Security Agreement, dated as of September 10, 2002, as amended (the “Loan Agreement”), pursuant to which Comerica has provided the Company with certain credit facilities, including a $10.0 million advance to fund the expansion of certain Company facilities (the “Expansion Advance”), which had a maturity date of February 27, 2012. A Ninth Amendment to Loan and Security Agreement, dated as of February 24, 2012, was executed by the Company and Comerica (the “Ninth Amendment”) in order to extend the maturity date of the Expansion Advance to May 27, 2012. A copy of the Ninth Amendment is attached as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10	Ninth Amendment to Loan and Security Agreement, dated as of February 24, 2012, between OraSure Technologies, Inc. and Comerica Bank.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: February 27, 2012	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

10	Ninth Amendment to Loan and Security Agreement, dated as of February 24, 2012, between OraSure Technologies, Inc. and Comerica Bank.